Exhibit 10.12
MERRILL LYNCH LIFE INSURANCE COMPANY
NONAFFILIATED BROKER-DEALER
WHOLESALING AGREEMENT
This WHOLESALING AGREEMENT (“Agreement”) is made this 28th day of December, 2007. The parties to this Agreement are Merrill Lynch Life Insurance Company, an Arkansas Company corporation (“Company”), issuer of annuity policies (“Contracts”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (“Distributor”), and Transamerica Capital, a California corporation (“Wholesaler”).
RECITALS
WHEREAS, Company issues the Contracts that are described in the attached Wholesaling Allowance Compensation Schedules, as may be amended from time to time, which are registered as securities with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 (“1933 Act”); and
WHEREAS, Distributor is duly registered as a broker-dealer with the SEC, is a member of the Financial Industry Regulatory Authority (“FINRA,” formerly known in part as the National Association of Securities Dealers, Inc.), and has been appointed by Company as the principal underwriter of the Contracts, as applicable; and
WHEREAS, Wholesaler is duly registered as a broker-dealer with the SEC and is a member of FINRA; and
WHEREAS, Company and Distributor desire to authorize Wholesaler to perform wholesaling services as set forth in Exhibit A (“Wholesale Services”) in regard to the Contracts.
NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties agree as follows:
1.	APPOINTMENT
Company and Distributor hereby authorizes Wholesaler, on an exclusive basis, to enter into arrangements with broker-dealers for the purpose of promoting the Contracts to such broker-dealers and performing Wholesale Services to such broker-dealers’ registered representatives. Wholesaler shall provide Wholesaling services only to broker-dealers that have been pre-approved by Company or Distributor to receive such services. Company and Distributor agree that Wholesaling Services shall not include determining the suitability of any Contract for any prospective purchaser, recommending any Contract to any prospective purchaser, either directly or indirectly through broker-dealers, supervising the sales activities of broker-dealers and their registered representatives or ensuring their compliance with any applicable insurance and securities laws, regulations and rules. However, if Wholesaler undertakes to provide any of the aforementioned services to any broker-dealer or registered representative, Wholesaler agrees to perform such service in accordance with the requirements set forth in FINRA’s conduct rules regarding determinations of suitability, sales supervision and compliance supervision.

For purposes of this Agreement, Wholesaler shall only promote the Contracts to Merrill Lynch, Pierce, Fenner and Smith Incorporated and its registered representatives for the term of this Agreement.
2.	REPRESENTATIONS
Company, Distributor and Wholesaler represent to each other that each of them, and each of their undersigned officers, has full power and authority to enter into this Agreement.
a.	Company represents to Distributor and Wholesaler that the Contracts and the related Separate Accounts have been duly registered with the SEC in accordance with the requirements of the 1933 Act and the Investment Company Act of 1940 (“1940 Act”), respectively, and the SEC rules promulgated thereunder, and comply with these and all other applicable federal securities laws and regulations.

b.	Company represents to Distributor and Wholesaler that the Contracts have been duly filed with and approved for sale by the insurance departments of each state and other jurisdiction in which the Contracts are offered for sale.

c.	Company represents to Distributor and Wholesaler that the Contracts’ prospectuses included in the Company’s registration statements and post-effective amendments thereto, as have been filed or will be filed with the SEC, contain or will contain, as of their respective effective dates, all statements and information required to be stated therein by the 1933 Act, and in all other respects conform or will conform with the requirements of the 1933 Act.

d.	Distributor represents to Company and Wholesaler that it is duly registered with the SEC as a broker-dealer under the provisions of the Securities Exchange Act of 1934 (“1934 Act”) and is a member of FINRA.

e.	Wholesaler represents to Company and Distributor that it is duly registered with the SEC as a broker-dealer under the provisions of the 1934 Act and is a member of FINRA. Wholesaler also represents to Company and Distributor that it is, or will be, a licensed broker-dealer in any state or other jurisdiction in which it will perform Wholesaling Services if that state or jurisdiction regulates the Contracts as securities and requires Wholesaler to be a licensed broker-dealer to perform Wholesaling Services and/or to sell the Contracts.

f.	Wholesaler represents to Company and Distributor that it is duly licensed as an insurance agent in each state and other jurisdiction in which it will perform Wholesaling Services.

g.	Wholesaler represents to Company and Distributor that each individual that Wholesaler designates and authorizes to perform Wholesaling Services (“Wholesaling Agents”) will be registered representatives of Wholesaler, will be duly contracted or appointed by Company as an insurance producer, will be pre-approved by Distributor to perform Wholesaling Services, will be registered with FINRA in the category of registration that is required to sell the Contracts, and will have all other necessary securities and insurance licenses that are required to perform Wholesaling Services and sell the Contracts in the states and other jurisdictions in which Wholesaling Agents perform Wholesaling Services.
h.	Company, Distributor and Wholesaler each represents and warrants that, to the extent applicable to their operations, they have adopted and will enforce policies and procedures that are reasonably designed to comply with (i) all anti-money laundering requirements of the USA Patriot Act (“Act”) and the regulations promulgated thereunder, and (ii) all suspicious activity reporting and other reporting requirements of the Act and the rules of FINRA and any other applicable administrative agency (“Rules”). Company, Distributor and Wholesaler agree that their separate obligations to comply with the applicable requirements of the Act and Rules, including the filing of any reports, will not be diminished by any other party complying with its applicable requirements under the Act and Rules.

j.	Company represents and warrants that all materials, including but not limited to prospectus and any supplements for Contracts, training materials, illustration software, brochures, marketing materials and policy forms (collectively “Wholesaling Materials”), provided to Wholesaler in order for Wholesaler to perform Wholesaling Services, comply with applicable insurance and state and federal securities laws, and filing requirements if any, and will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Company acknowledges and agrees that Wholesaler will be using and relying on Wholesaling Materials without independent investigation or verification thereof.
3.	COMPLIANCE AND SUPERVISION
a.	Wholesaler agrees that in providing Wholesaling Services, Wholesaler and its Wholesaling Agents will fully comply with all applicable rules and regulations of the SEC and FINRA, including without limitation FINRA’s Conduct Rules, and will comply with all applicable rules and regulations of the states and other jurisdictions in which Wholesaling Services are performed. Wholesaler further agrees that it and its Wholesaling Agents will conform to all applicable policies and procedures of Company, as such policies and procedures may be amended from time to time, to the extent that they do not conflict with the terms of this Agreement.

b.	Wholesaler agrees that it will establish and maintain compliance and supervisory rules and procedures for the supervision of Wholesaling Agents, and that it will diligently supervise its Wholesaling Agents in regard to their performance of Wholesaling Services. Wholesaler’s supervisory responsibilities shall include, but shall not be limited to, ensuring that (1) all Wholesaling Agents are registered representatives of Wholesaler, (2) all Wholesaling Agents have all necessary securities and insurance licenses to perform the Wholesaling Services, (3) all Wholesaling Agents are trained and qualified to perform the Wholesaling Services, (4) all Wholesaling Agents use only advertising materials and sales literature that have been approved by Company, as applicable under the circumstances, (5) all Wholesaling Agents use only current prospectuses in performing Wholesaling Services, (6) Wholesaling Services are provided to only those broker-dealers (and their registered representatives) that have been pre-approved by Company or Distributor to receive such services, and (7) Wholesaling Services are conducted only in states and other jurisdictions in which Company has authorized the solicitation of the Contracts.
c.	If Wholesaler discovers that any Wholesaling Agent has failed to comply with Company’s and/or Distributor’s standards or rules with regard to Wholesaling Services, or if Wholesaler shall discover that any Wholesaling Agent has failed to comply with the terms of this Agreement that relate to Wholesaling Services, and if such failure constitutes a material breach of the aforementioned standards or rules or of this Agreement, Wholesaler shall immediately notify Company and Distributor. Also, Wholesaler shall immediately terminate the Wholesaling Agent’s authority to perform Wholesaling Services.

d.	Upon the request of Company or Distributor, Wholesaler shall furnish to Company or Distributor certification that Wholesaler has policies and procedures reasonably designed to achieve compliance with applicable securities laws and FINRA rules.

e.	Company will be solely responsible for conducting all due diligence reviews of all broker-dealers and their registered representatives that are recommended by Wholesaler under Section 4 of this Agreement.

f.	Wholesaler agrees that it will not divulge any of Company’s or Distributor’s Confidential Information to any third party and will train and supervise the Wholesaling Agents to ensure that they maintain the confidentiality of such information. Notwithstanding the foregoing, Wholesaler shall not be restricted from disclosing any of Company’s or Distributor’s Confidential Information if it is required to do so by any applicable state or federal laws, or by order of any court or government agency that has jurisdiction over the parties upon prior written notice. Furthermore, this restriction shall not apply to Confidential Information which, without any breach by Wholesaler of any obligation of confidentiality: (1) is independently developed by Wholesaler; (2) is or becomes publicly known; (3) is already known by Wholesaler, evidenced by the written records of Wholesaler; or (4) is obtained from an independent source. “Confidential Information” shall be defined as all information communicated to Wholesaler by Company or Distributor relating to the Company, Distributor, or their affiliates, during the term of this Agreement, including but not limited to: 1) financial, business or technical information of the Company, Distributor, or their affiliates, and 2) information regarding consumers, customers or policy holders.

Wholesaler also agrees to comply with the provisions of the Gramm-Leach-Bliley Act (“GLBA”), the rules and regulations promulgated thereunder, SEC Regulation S-P and all relevant state laws and regulations that may apply to Wholesaler’s and the Wholesaling Agents’ receipt of any non-public personal information (as defined in GLBA, the regulations thereunder, SEC Regulation S-P or relevant state laws and regulations) of Company’s customers, including without limitation purchasers and prospective purchasers of the Contracts.
4.	LICENSING AND/OR APPOINTMENT OF RETAIL BROKER-DEALERS AND THEIR REGISTERED REPRESENTATIVES
Wholesaler shall recommend to broker-dealers and to their registered representatives who are not contracted or appointed with Company, but desire to sell the Contracts, that they become contracted with or appointed by Company. Furthermore, Wholesaler shall recommend to such broker-dealers that they sign selling agreements with Company and Distributor to become authorized to sell the Contracts. Company and/or Distributor reserve the right to reject any such recommendation.
5.	ADVERTISING, SALES LITERATURE AND OTHER SALES PROMOTION MATERIALS
Wholesaler and its Wholesaling Agents shall use only advertising, sales literature and other sales promotion materials that have been pre-approved in writing by Company when performing Wholesaling Services.
6.	COMPENSATION
a.	All commissions and other compensation payable for Wholesaling Services shall be payable to Wholesaler in accordance with the Wholesaling Allowance Compensation Schedules attached to this Agreement, as such Schedules may be amended from time to time. Commissions and other compensation for Wholesaling Services related to any particular Contract shall be determined in accordance with the Wholesaling Allowance Compensation Schedule for that Contract that is in effect at the time that premium payments for the Contract are received by Company. Company reserves the right to amend any Wholesaling Allowance Compensation Schedule at any time upon prior written notice to Wholesaler. The amendment of any Wholesaling Allowance Compensation Schedule shall be effective as of the effective date set forth in the written notice, and shall apply to all premiums for Contracts that are received by Company on and after that date. The compensation to the Wholesaling Agent will be governed by the agreement between Wholesaler and the Wholesaling Agent.

b.	If Company is required to refund premiums or return Contract values and waive surrender charges on any Contract for any reason, then no commission or other compensation for Wholesaling Services will be payable with respect to such premiums and any commissions or other compensation for Wholesaling Services previously paid on account of such premiums must be refunded to Company.

c.	For purposes of this section, Company is solely responsible for any Compensation payable hereunder.
7.	HOLD HARMLESS AND INDEMNIFICATION PROVISIONS
If any director, officer, employee, associated person or other agent of any party to this Agreement (“Employer Party”) materially breaches any of the provisions of this Agreement, or otherwise fails to materially comply with any of its provisions, the Employer Party agrees to indemnify and hold harmless each of the other parties hereto for any and all liability, loss, damage or expense, including without limitation reasonable attorney’s fees and costs, that any of the other parties may incur or suffer as a result of such material breach or failure to materially comply. For purposes hereof, the term “associated person” shall have the same definition as in Article I of FINRA By-Laws. No party to this Agreement shall be responsible to perform any act or other obligation of any other party.
8.	NON-ASSIGNABILITY OF AGREEMENT
No party may assign any of its rights or obligations under this Agreement without the express prior written consent of each of the other parties hereto.
9.	NON-WAIVER OF BREACH
The failure of any party to terminate this Agreement for any act or omission by any other party that constitutes a breach of this Agreement shall not constitute a waiver by such party of the right to terminate this Agreement at a later time for another such breach.
10.	AMENDMENTS
No amendment to this Agreement will be effective unless it is in writing and signed by all of the parties hereto.
11.	INDEPENDENT CONTRACTOR
Wholesaler is an independent contractor of Company and Distributor.
12.	NOTIFICATION OF DISCIPLINARY PROCEEDINGS AND AGREEMENT TO COOPERATE IN INVESTIGATIONS
a.	Wholesaler agrees to promptly notify Company and Distributor if Wholesaler receives notice that any of the following actions have been taken, or are threatened to be taken, against Wholesaler or any of its Wholesaling Agents in connection with the Wholesaling Services: (1) any disciplinary proceeding by the SEC, FINRA, any securities or insurance regulatory authority of any state or other jurisdiction, or any other governmental agency or self-regulatory organization; (2) any civil lawsuit or criminal indictment; or (3) any arbitration proceeding. In the event that any of the aforementioned actions are taken or threatened, Wholesaler agrees to fully cooperate with Company and Distributor in connection with any investigation that they may make of the claims against Wholesaler or its Wholesaling Agents in such regulatory proceeding, civil lawsuit, criminal indictment or arbitration proceeding.
b.	Company, Distributor and Wholesaler jointly agree to fully cooperate with each other, subject to the advice of their respective counsel, with regard to any securities, insurance or other regulatory investigation or proceeding that may arise in connection with or as a result of any Wholesaling Services.
13.	BOOKS AND RECORDS
a.	Company, Distributor and Wholesaler agree to maintain such books, accounts, records and other documentation pertaining to Wholesaling Services and related sales of Contracts (“Books and Records”) that are required to be maintained by applicable laws and regulations, and shall preserve all such Books and Records for the periods prescribed by such laws and regulations. Each party hereto shall maintain its Books and Records so as to clearly and accurately disclose the nature and details of the transactions covered thereby, including such accounting records that may be necessary to correctly determine the compensation to be paid for Wholesaling Services.

b.	If any party hereto shall request from any other party any report or other information pertaining to Wholesaling Services and related sales of Contracts for the purpose of enabling the requesting party to comply with its record keeping and reporting requirements under applicable laws and regulations, the party upon whom the request is made shall, to the best of its ability, promptly furnish a copy of such report and/or provide such information to the requesting party.
14.	LIMITATIONS
Company and Distributor shall have the sole and exclusive authority to make, alter or discharge any selling agreement between Company and Distributor. Company shall have the sole and exclusive authority to make, alter or discharge any of its Contracts, waive any forfeiture, grant or permit an extension of time for making any premium payment, alter any form used in connection with any of its Contracts, or enter into any proceeding in a court of law or before any regulatory agency in the name of or on behalf of Company.
15.	TERMINATION
This Agreement shall continue until April 30, 2008, subject to termination by any party hereto with or without cause upon sixty (60) days prior written notice to the other parties; except however, that in the event Distributor or Wholesaler ceases to be a registered broker-dealer with the SEC or a member of F1NRA, this Agreement shall terminate immediately. Upon termination of this Agreement, the authorizations, rights and obligations of the parties shall cease, except for the survival of (1) the provisions contained in Sections 7, 12 and 13 hereof.

16.	NOTICES
All notices to Company, Distributor and Wholesaler relating to this Agreement, or to any other matter that may otherwise arise in connection with Wholesaling Services, shall be sent to:
Company:
Merrill Lynch Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, IA 52499
Attn: President and Division General Counsel
Distributor:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
1700 Merrill Lynch Drive, 3rd Floor
Pennington, New Jersey 08534
Attn: Barry Skolnick, First Vice President & Assistant General Counsel
Wholesaler:
Transamerica Capital, Inc.
4600 South Syracuse Street, Suite 1100
Denver, CO 80237
Attn: President and Legal Department
All notices shall be in writing, shall be addressed as indicated above, and shall be sent by United States mail, telegram, facsimile or personal delivery. Notices sent by United States mail shall be deemed delivered by the third business day after such notice is deposited in the mail properly addressed and with correct first class postage pre-paid. Notices sent by telegram or facsimile shall be deemed delivered when sent if properly addressed. Notices sent by personal delivery shall be deemed delivered when received by the person to whom the notice is addressed, or by that person’s duly authorized representative.
17.	BINDING EFFECT AND SEVERABILITY
This Agreement shall be binding on and shall inure to the benefit of the parties hereto and to their respective successors in interest. If any provision of this Agreement would require any party to take any action that is, at that time, prohibited by applicable federal law or regulation, by FINRA rule, or by the applicable laws or regulations of any state or other jurisdiction, or if any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision shall be enforced only to the extent permitted by such law, regulation, rule or court decision, and all of the other provisions of this Agreement shall remain in full force and effect to the greatest extent possible.

18.	ENTIRE AGREEMENT
This Agreement and the attached Exhibits and Wholesaling Allowance Compensation Schedules constitute the entire agreement between Company, Distributor and Wholesaler with respect to the subject matter hereof, and supersedes any and all prior oral or written understandings, agreements or negotiations between the parties with respect to the subject matter. No prior writings by or between the parties hereto with respect to the subject matter hereof shall be used by any party to interpret any provision of this Agreement.
19.	GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving any effect to any principles of conflict of laws.
20.	DISPUTE RESOLUTION
Any dispute, claim, or controversy arising out of or relating to this Agreement, or any breach thereof, will be submitted to binding arbitration under FINRA Code of Arbitration Procedure and settled in accordance with the then existing rules thereof. Any such arbitration shall be conducted in New York, New York, and each arbitrator shall be from the securities industry. Any award rendered by the arbitrators shall be binding and judgment thereon may be entered in any court having jurisdiction thereof.
21.	EXECUTION IN COUNTERPARTS
This Agreement may be executed in two or more counterparts, each of which when taken together shall constitute one and the same instrument.
22.	CAPTIONS
The captions of this Agreement are for convenience and reference only, and the words contained therein shall not be held to explain, modify, amplify or aid in the interpretation, construction or meaning of any provision of this Agreement.

23.	TIME IS OF THE ESSENCE
Time is of the essence in the performance of the provisions of this Agreement.
24.	EFFECTIVE DATE
This Agreement shall be effective as of the date first shown on page 1 hereof.
IN WITNESS WHEREOF, the parties have executed this Agreement as indicated by the signatures set forth below.

Merrill Lynch Life Insurance Company
By:	/s/ Brain C. Scott
	Title:	Brain C. Scott

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ Barry G. Skolnick
Barry G. Skolnick
	Title:	First Vice President

Transamerica Capital, Inc.
By:	/s/ Rob Frederick
Title: President

WHOLESALING ALLOWANCE COMPENSATION SCHEDULE
Annuity Contracts
Merrill Lynch Investor Choice
Merrill Lynch Consults Annuity
Merrill Lynch Asset I Annuity
RateMax Annuity

EXHIBIT A
WHOLESALE SERVICES
Wholesaler, through its Wholesaling Agents, may provide Wholesaling Services listed below, or other activities related to this Agreement as agreed to in advance in writing among Wholesaler, Company, Distributor and/or broker-dealers (“BD”):
•	At the request of BD, Company or Distributor, provide training on Contract features to BD and its registered representatives (“RRs”) utilizing materials created and approved by Wholesaler, Company, Distributor and BD.

•	Answer questions from BD and RRs regarding Contract features as represented in Wholesale Materials.

•	Complete insurance illustrations at the request of RRs for RRs to deliver to prospective Contract purchasers utilizing software provided by Company based on customer information provided by RRs.

•	Assist BD with the review of Contract applications for completeness prior to forwarding Contract applications to Company.

•	Assist BD with processing commissions received by BD under selling group agreements executed among BD, Company and Distributor.